EXHIBIT 10.3

EXECUTION COPY

SATISFACTION AND DISCHARGE OF SECURED DEBT

This SATISFACTION AND DISCHARGE OF SECURED DEBT (the “Satisfaction and Discharge”), dated as of February 27, 2024, is being entered into by and among Midwest Energy Emissions Corp., a Delaware corporation (the “Borrower”), MES, Inc., a North Dakota corporation and wholly owned subsidiary of the Borrower (“MES” or “Guarantor”), and AC Midwest Energy LLC, a Delaware limited liability company (the “Lender”). Each of Borrower, MES and the Lender may hereinafter be referred to, individually, as a “Party” and, collectively, as the “Parties”.

RECITALS

WHEREAS, the Borrower, Guarantor and Lender entered into an Amended and Restated Financing Agreement, dated as of November 1, 2016, as amended by Amendment No. 1 to Amended and Restated Financing Agreement and Reaffirmation of Guaranty, dated as of June 14, 2018, Amendment No. 2 to Amended and Restated Financing Agreement and Reaffirmation of Guaranty, dated as of September 12, 2018, Amendment No. 3 to Amended and Restated Financing Agreement and Reaffirmation of Guaranty, dated as of February 25, 2019 and Amendment No. 4 to Amended and Restated Financing Agreement and Reaffirmation of Guaranty, dated as of October 28, 2022 (collectively, the “Restated Financing Agreement”), which Restated Financing Agreement amended and restated, without novation, a prior Financing Agreement, among the Parties, dated as of August 14, 2014, and amended by each of the Waiver and Amendment to Financing Agreement and Reaffirmation of Guaranty, dated as of March 16, 2015, Waiver and Amendment No. 2 to Financing Agreement and Reaffirmation of Guaranty, dated as of November 16, 2015 and Amendment No. 3 to Financing Agreement and Reaffirmation of Guaranty, dated as of January 28, 2016 (collectively, the “Original Financing Agreement”);

WHEREAS, in connection with the Restated Financing Agreement, and in exchange for certain notes issued pursuant to the Original Financing Agreement and other consideration set forth therein, the Borrower issued to the Lender a senior secured note in the original principal amount of $9,646,686 (the “Secured Note”) and a subordinated unsecured note in the original principal amount of $13,000,000 (the “Subordinated Note”);

WHEREAS, on February 25, 2019, the Borrower, Guarantor and the Lender entered into that certain Unsecured Note Financing Agreement, as amended by Amendment No. 1 to Unsecured Note Financing Agreement, dated as of October 28, 2022 (collectively, the “Unsecured Note Financing Agreement”) which exchanged the Subordinated Note, together with all accrued and unpaid interest thereon through February 25, 2019, for a new unsecured note in the original principal amount of $13,154,930.60 (the “Unsecured Note”);

WHEREAS, contemporaneously herewith, the Borrower has agreed to pay a substantial portion of the principal balance under the Unsecured Note, and the Parties have agreed to enter into an Unsecured Debt Restructuring Agreement with regard to the remaining principal balance under the Unsecured Note and the Profit Share (as defined therein);

WHEREAS, immediately prior hereto, the principal amount outstanding under the Secured Note was $271,686.10 which the Borrower has agreed to pay to the Lender, together with such other amounts as shall be due and owing under the Secured Note, concurrently with the execution hereof;

1

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the promises and the mutual agreements, representations and warranties, provisions and covenants contained herein, the Parties hereto, intending to be legally bound hereby, agree as follow:

1. Recitals. The foregoing recitals are hereby incorporated in this Satisfaction and Discharge and made a part hereof by reference.

2. Definitions. Capitalized terms used but not otherwise defined in this Satisfaction and Discharge shall have the meaning ascribed to them in the Restated Financing Agreement, unless otherwise stated herein.

3. Acknowledgment and Confirmation. The Lender hereby (a) acknowledges receipt of $275,625.55 from the Borrower, representing the remaining principal balance under the Secured Note of $271,686.10 and accrued and unpaid interest through the date hereof of $3,939.45, and (b) confirms that all of the Obligations under the Restated Financing Agreement have been fully satisfied and discharged. Each of the Parties acknowledges and agrees that the Restated Financing Agreement and all other Secured Note Documents are hereby automatically, and without further action of the Parties, terminated and cancelled with immediate effect and that none of the Parties shall have any further rights or obligations thereunder.

4. Further Assurances. The Lender hereby agrees to surrender the Secured Note to the Borrower for cancellation, and execute and deliver to the Borrower such other documents and agreements as are customary and reasonably necessary to effectuate the transactions hereunder, including but not limited to terminating, releasing and discharging any and all Liens created under the Secured Note Documents and returning any pledged securities to the Borrower.

5. Governing Law. This Satisfaction and Discharge shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

6. Counterparts. This Satisfaction and Discharge may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to each other Party; provided that a facsimile or other electronic signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or electronic signature.

[Intentionally left blank.

Signature page follows.]

2

IN WITNESS WHEREOF, each party has caused its signature page to this Satisfaction and Discharge of Secured Debt to be duly executed as of the date first written above.

BORROWER:

MIDWEST ENERGY EMISSIONS CORP.

By:	/s/ Richard MacPherson
Name:	Richard MacPherson
Its:	Chief Executive Officer

GUARANTOR:

MES, INC.

By:	/s/ Richard MacPherson
Name:	Richard MacPherson
Its:	Chief Executive Officer

LENDER:

AC MIDWEST ENERGY LLC

By:	/s/ Samir Patel
Name:	Samir Patel
Its:	Manager

[Signature Page to Satisfaction and Discharge of Secured Debt]

3